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                                                                   EXHIBIT 12.2

                             R&B FALCON CORPORATION
                COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES
                       ($IN MILLIONS, EXCEPT RATIO AMOUNTS)

                           Historical
                             Ratio                                    Historical
                          of Earnings                                   Ratio
                           to Fixed                                  of Earnings
                           Charges As                                 to Fixed
                          Adjusted for                                Charges As
                           Pro Forma                                 Adjusted for
                            Effect                                    Pro Forma
                           of Merger                                   Effect
                          Nine Months    Eight Months   One Month     of Merger
                              Ended         Ended         Ended      Year Ended                 Years Ended December 31,
                         September 30,   September 30,  January 31,  December 31,  ------------------------------------------------
                             2001(1)         2001          2001        2000(1)      2000    1999        1998        1997      1996
                          -----------     ------------  -----------  ------------  -----   ------      ------     --------   ------
Earnings:
   Income (loss) from
    continuing operations
    before income tax
    expense, minority
    interest and
    extraordinary item       $(67.9)      $ (20.4)       $(125.2)      $(125.4)   $  19.5   $ (87.1)    $ 161.2    $123.9    $ 140.4
Less:
   Income from
    unconsolidated
    Equity Investees           (0.4)         (0.8)           0.4           2.6        2.6       5.2          --        --         --
   Minority Interest
     in pre-tax
     income of
     subsidiaries that
     have not incurred
     fixed charges               1.5           0.8           0.7           9.2        9.2      18.6        17.1        --         --
Add:
   Portion of rents
     representative
     of the interest
     factor                     32.8          29.7           3.2           9.5        9.5      13.6        13.4      12.6        6.8
   Interest on
     indebtedness
     inclusive of
     amortization of
     deferred financing
     charges                    82.3         112.3          21.8         117.6      226.1     169.8        63.9      41.6       40.8
                              ------        ------       -------        ------    -------   -------     -------    ------    -------
       EARNINGS AS ADJUSTED   $ 46.1        $121.6       $(101.3)       $(10.1)   $ 243.3   $  72.5     $ 221.4    $178.1    $ 188.0
                              ======        ======       ========       ======    =======   =======     =======    ======    =======
Fixed charges:
   Interest on
     indebtedness
     inclusive of
     amortization of
     deferred financing
     charges                  $ 79.3        $109.7       $  21.4        $114.5    $ 223.0   $ 169.8     $  63.9    $ 41.6    $  40.8
   Interest
    capitalized                 14.7          13.3           1.4          55.2       55.1      74.1        39.1      13.7        7.6
   Portion of rents
     representative
     of the interest
     factor                     32.8          29.7           3.2           9.5        9.5      13.6        13.4      12.6        6.8
                              ------        ------       -------        ------    -------   -------     -------    ------    -------

         FIXED CHARGES:       $126.8        $152.7       $  26.0        $179.2    $ 287.6   $ 257.5     $ 116.4    $ 67.9    $  55.2
                              ======        ======       =======        ======    =======   =======     =======    ======    =======
RATIO OF EARNINGS
  TO FIXED CHARGES:               --(3)         --(2)         --(2)         --(3)      --(2)     --(2)      1.9       2.6        3.4
                              ======        ======       =======        ======    =======   =======     =======    ======    =======

(1) The historical ratios of earnings to fixed charges as adjusted for pro forma effect of the merger for the year ended December 31, 2000 and the nine months ended September 30, 2001 assume that R&B Falcon completed the merger transaction with Transocean Sedco Forex and the rig sales on January 1,


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     2000. The pro forma effect of this exchange offer is not included or required since it has an insignificant (less than 10 percent) effect on the historical ratios. This pro forma information does not necessarily reflect what the ratio of earnings to fixed charges would have been if the merger and rig sales had been completed on that date nor does it necessarily reflect any future ratio of earnings to fixed charges.

(2)  For the eight months ended September 30, 2001, the one month ended
     January 31, 2001 and for the years ended December 31, 2000 and 1999, earnings were insufficient to cover fixed charges by $31.1 million, $127.3 million, $44.3 million and $185.0 million, respectively.

(3) Historical ratios of earnings to fixed charges as adjusted for pro forma effect of the merger were insufficient to cover fixed charges by $80.7 million and $189.3 million for the nine months ended September 30, 2001 and for the year ended December 31, 2000.